EXHIBIT 10.6

EXECUTION COPY

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT dated as of January 11, 2002 (this “Agreement”) is entered into by and among LaSalle Bank National Association (“LaSalle”) as agent for the Lenders (as defined in the Credit Agreement referred to below), Wilmington Trust Company, as trustee under the Indenture described below (the “Trustee”), on behalf of itself and the several holders (the “Holders”) of the Notes described below, APCOA/Standard Parking, Inc. (the “Company”), and the guarantors named on the signature pages hereto (together, the “Guarantors”).

BACKGROUND

A.            The Company is indebted to LaSalle and Bank One, NA under the Credit Agreement (the “Existing Credit Agreement”) dated as of March 30, 1998 (as clarified by letter agreement dated March 30, 1999 and by letter agreement dated August 23, 2000, as amended by a First Amendment to Credit Agreement dated as of November 12, 1999, a Second Amendment to Credit Agreement dated as of March 30, 2000, a Third Amendment to Credit Agreement dated as of May 12, 2000, a Fourth Amendment to Credit Agreement dated as of November 14, 2000, a Fifth Amendment to Credit Agreement dated as of March 30, 2001 and a Sixth Amendment to Credit Agreement and Consent dated as of September 30, 2001).  The obligations of the Company thereunder are secured by certain collateral granted by the Company and the other Credit Parties.

B.            The Existing Credit Agreement has been amended and restated by the Amended and Restated Credit Agreement dated as of the date hereof (as so amended, and as the same may hereafter be amended, restated, modified or supplemented and in effect from time to time to the extent permitted by this Agreement, the “Credit Agreement”).  Under the Credit Agreement, the obligations of the Company to the lenders under the Existing Credit Agreement have been restated as obligations to the Lenders, as defined therein.  On the date hereof, LaSalle Bank National Association, acts as Agent for the Lenders under the Credit Agreement.

C.            Concurrently with the execution and delivery hereof, the Company is issuing $59,285,000.00 in aggregate principal amount of 14% Senior Subordinated Second Lien Notes due 2006 (as amended, restated or modified and in effect from time to time to the extent permitted by this Agreement, and including any notes issued in the future, including additional notes, if any, the “Notes”) under an indenture dated the date hereof (as amended, restated or modified and in effect from time to time to the extent permitted by this Agreement, the “Indenture”) among the Company, the Guarantors and the Trustee.

D.            The Senior Indebtedness is, and is intended to be, secured by a first priority continuing Lien on all Collateral.  The Notes and other Junior Indebtedness, if any, are intended to be secured by a second priority continuing Lien on all Collateral.

E.             LaSalle, on behalf of the Agent and the Senior Lenders, and Trustee, on behalf of itself and the several Holders, are entering into this Agreement to set forth, among other things, the relative priority of their respective Liens on the Collateral.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are each hereby acknowledged, Agent, Trustee and the Credit Parties hereby agree as follows:

SECTION 1.           Certain Definitions.  The following terms shall have the following meanings for purposes of this Agreement (including the premises and background recitals hereof):

“Agent” means (i) LaSalle, acting in its capacity as agent for itself and the Lenders (as defined in the Credit Agreement), as successor to Bank One, NA (which acted as agent under the Existing Credit Agreement) together with its successors; and (ii) any financial institution acting as agent with respect to other Senior Indebtedness if the loans and commitments under the Credit Agreement shall no longer be in effect.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time, and any successor statute, and all rules and regulations promulgated thereunder.  References to specific Sections of the Bankruptcy Code includes references to successor sections.

“Collateral” means substantially all of the Company’s and its domestic subsidiaries’ assets, in each case as pledged and assigned to the trustee pursuant to the security agreement, and to the Agent pursuant to the Credit Documents including, without limitation, the following (i) substantially all of the capital stock of the Company’s domestic subsidiaries and 65% of the capital stock of each of the Company’s foreign subsidiaries; (ii) all cash and cash equivalents; (iii) all accounts receivable; (iv) all general intangibles; (v) all equipment; (vi) all inventory; (vii) all insurance, tort and tax refund claims; (viii) all investment securities; (ix) all contract rights; (x) all rights, title and interest in and to all intellectual property of the Company; and (xi) all proceeds of any of the foregoing.

“Credit Documents” means and includes the Credit Agreement, all notes issued thereunder or in connection therewith, all security agreements, guaranties, pledge agreements, mortgages, deeds of trust and other agreements, documents and instruments now or at any time hereafter entered into or delivered by any Credit Party or other Person pursuant thereto, or evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of, the Senior Indebtedness, in each case, as in effect on the date hereof and as amended, restated, supplemented or otherwise modified and in effect from time to time, to the extent any such amendment, restatement, modification or supplementation is permitted pursuant to the terms hereof.

“Credit Party” means the Company and each other Person granting a security interest to support Indebtedness or guarantying Indebtedness, including, without limitation, the Guarantors.

“Holders” means the registered holders, from time to time, of the Notes.

“Indebtedness” means Junior Indebtedness or Senior Indebtedness, as applicable.

“Junior Credit Documents” means and includes the Indenture, all notes issued thereunder or in connection therewith, all security agreements, guaranties, pledge agreements, mortgages,

deeds of trust and other agreements, documents and instruments now or at any time hereafter entered into or delivered by any Credit Party or other Person pursuant thereto, or evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of, the Junior Indebtedness, in each case, as in effect on the date hereof and as amended, restated, supplemented or otherwise modified and in effect from time to time to the extent any such amendment, restatement, modification or supplementation is permitted pursuant to the terms hereof.

“Junior Indebtedness” means all indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of any Credit Party under, in connection with, or evidenced or secured by the Indenture and the other Junior Credit Documents to the Holders and the Trustee, in each case including, without limitation, obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding), (iii) fees, (iv) costs, expenses and other amounts related to any indemnity against loss, damage or liability and (v) any other monetary obligation.  Junior Indebtedness shall also include any and all indebtedness secured by any of the Collateral, the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Junior Indebtedness, in whole or in part, and the principal amount (or accreted value, if applicable) thereof may exceed the principal amount (or accreted value, if applicable) of the Junior Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded.

“Junior Lenders” means the Holders, any successor holders of any of the Notes, the holders of any additional notes issued under the Indenture at any time and the Trustee (with respect to amounts owed to the Trustee under the Indenture).

“Lenders” means the lenders under the Credit Agreement.

“Lien” means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

“Loans” means the loans outstanding under the Credit Agreement from time to time.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Junior Indebtedness or Senior Indebtedness, as applicable, and in all cases whether now outstanding or hereafter created, assumed or incurred.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” means, with respect to any Person, any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such person or its Property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding-up of such Person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such Person or (d) other marshaling of the assets of such Person.

“Property” means, with respect to any Person, all property and interests in property of such Person, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.

“Senior Commitment” means the commitment of a Senior Lender to make loans or other extensions of credit available to the Company.

“Senior Enforcement Action” means any of the following: (a) acceleration by Senior Lenders of all or any part of the Senior Indebtedness; (b) commencement of any Proceeding with respect to any Credit Party; (c) initiation of any suit or action, including any Proceeding, against or with respect to any Credit Party or other Person to enforce payment of or to collect the whole or any part of the Senior Indebtedness, or to enforce any other rights, powers, privileges or remedies under the Credit Documents; or (d) the taking by the Agent of any action under the provisions of any state or federal law, including, without limitation, the Bankruptcy Code or the UCC, to enforce, foreclose upon, take possession of, sell, or cause the sale of any Property of any Credit Party or any other Person on account of all or any part of the Senior Indebtedness, including, without limitation, any Collateral.

“Senior Event of Default”: means any event or occurrence which entitles any Senior Lender to accelerate the maturity of any of the Senior Indebtedness.

“Senior Indebtedness” means all indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of any Credit Party under, in connection with, or evidenced or secured by the Credit Agreement and the other Credit Documents to the Agent and the Lenders, in each case including, without limitation, obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding), (iii) fees, (iv) costs, expenses and other amounts related to any indemnity against loss, damage or liability and (v) any other monetary obligation.  Senior Indebtedness shall also include any other indebtedness of a Credit Party to a Senior Lender.  Senior Indebtedness shall also include any and all indebtedness, the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Senior Indebtedness, in whole or in part, and the principal amount (or accreted value, if applicable) thereof may exceed the principal amount (or accreted value, if applicable) of the Senior Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded.

“Senior Lender” means a Lender and any other holder from time to time of any Senior Indebtedness.

“Trustee” means Wilmington Trust Company, or any successor or replacement trustee, acting in its capacity as agent for its benefit and for the benefit of the Holders under the Junior Credit Documents, together with its successors in such capacity or any agent with respect to other Junior Indebtedness, if the Notes under the Credit Agreement shall no longer be in effect.

“UCC” means the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

All terms used but not otherwise defined herein but defined in the UCC shall have the respective meanings provided in the UCC.  Other capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

SECTION 2.           Overriding Provisions.  The Credit Parties, the Agent and the Trustee hereby acknowledge and agree that (a) the Agent, for the benefit of the Agent and the Senior Lenders, has valid and perfected Liens upon the Collateral securing the Senior Indebtedness, and (b) the Trustee, for the benefit of the Junior Lenders, has valid and perfected Liens upon the Collateral securing the Junior Indebtedness.

2.1           For the avoidance of doubt:

(a)           each of the Guarantors hereby confirms and agrees that (i) such Guarantor absolutely and unconditionally guarantees pursuant to its guaranty the payment and performance in full of all of the Obligations of the Company under and as defined in the Credit Agreement and the other Credit Documents and the Indenture and the other Junior Credit Documents including, without limitation, all Obligations in respect of the Loans and the Notes and (ii) the execution of this Agreement by such Guarantor has been duly authorized by all requisite corporate or limited liability company action on its part and does not constitute or create a violation of any term or provision of such Guarantor’s articles of incorporation or by-laws (or other organizational documents) or of any other agreement which is binding upon such Guarantor; and

(b)          each of the Credit Parties hereby confirms and agrees that (i) the Liens granted by it pursuant to the Credit Documents secure repayment of all amounts owing to the Senior Lenders under the Credit Documents, including, without limitation, any and all amounts owing to the Lenders with respect to the Loans, (ii) the Liens granted by it pursuant to the Junior Credit Documents secure repayment of all amounts owing to the Junior Lenders under the Junior Credit Documents, including, without limitation, any and all amounts owing to the Holders with respect to the Notes and (iii) the execution of this Agreement by such Credit Party has been duly authorized by all requisite corporate or limited liability company action on its part and does not constitute or create a violation of any term or provision of such Credit Party’s articles of incorporation or by-laws (or other organizational documents) or of any other agreement which is binding upon such Credit Party.

SECTION 3.           Lien Priorities.

3.1           Acknowledgment of Liens; Subordination.  (a)  Trustee, on behalf of the Holders, hereby acknowledges that Agent for the benefit of the Agent and the Senior Lenders, has been granted Liens upon all of the Collateral pursuant to the Credit Documents.  Agent hereby acknowledges that the Trustee, for the benefit of itself and the Holders, has been granted Liens upon all of the Collateral pursuant to the Junior Credit Documents.

(b)           Notwithstanding the date, manner or order of grant, attachment or perfection of the Liens on all or any part of the Collateral granted to the Agent or Trustee, and notwithstanding the provisions of the UCC or any other applicable law or decision, or the terms or provisions of the Credit Documents and the Junior Credit Documents, or any other circumstance whatsoever, each of Agent and Trustee hereby agrees that (i) Agent on behalf of Agent and the Senior Lenders shall have a first, prior, senior and continuing Lien on all of the Collateral to secure the prompt and complete payment, performance and observance of all Senior Indebtedness and (ii) any Lien on all or any part of the Collateral now or hereafter held by Trustee on behalf of the Trustee and the Holders, regardless of when or how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be in all respects and for all purposes subject to, junior to and subordinate to all Liens on all or any part of the Collateral granted to or held by Agent on behalf of the Senior Lenders.

(c)           The relative priorities of the respective Liens described in this Section 3.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Senior Indebtedness or Junior Indebtedness, respectively, or by any action or inaction which either Agent or Trustee may take or fail to take in respect of the Collateral.

(d)           So long as Senior Indebtedness or Senior Commitments remain outstanding, all decisions with respect to the Collateral, including the time and method of disposition, will be made by the Agent (for the benefit of the Agent and the Senior Lenders) except to the extent specifically set forth in this Agreement.

(e)           Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, any amounts deposited with the Agent (in trust or otherwise) by the Company for the express benefit of the Holders (such as pursuant to Section 13.01 of the Indenture), shall not be deemed to be Collateral for the Senior Indebtedness or otherwise available to satisfy the obligations of the Company or any other Credit Party with respect to the Senior Indebtedness, and shall be used only to repay the Junior Indebtedness as and when provided in the Indenture, so long as the deposit was permitted pursuant to the terms hereof and of the Credit Agreement and the other Credit Documents when made.

3.2           Prohibition on Contesting Lien.  Each of the Agent and Trustee agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any Proceeding, the priority, validity, extent, perfection or enforceability of any Lien held by Agent or Trustee, as the case may be, in all or any part of the Collateral; provided, that nothing in this Section 3.2 is intended or shall be deemed or construed to limit in any way the ability of Agent or Trustee to enforce all of the terms and provisions of this Agreement.  As between Agent and Trustee, the terms of this Agreement shall govern even if part or all of the Junior Indebtedness or Senior Indebtedness, as the case may be, or the respective Liens securing payment, observance and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

SECTION 4.           Enforcement.

4.1           No Exercise of Remedies.  Unless and until Agent and each Senior Lender shall have received indefeasible payment in full in cash of all Senior Indebtedness and all Senior Commitments shall have terminated pursuant to the respective terms and provisions of the Credit Documents, neither Trustee, the Holders nor any other Junior Lender shall ask, demand or sue for any right or remedy in respect of all or any part of the Collateral and Trustee and each Junior Lender agrees not to take or receive from any Credit Party, directly or indirectly, in cash or other Property or by set-off or in any other manner, whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise, any part of the Collateral.  Without limiting the generality of the foregoing, unless and until Agent and each Senior Lender shall have received indefeasible payment in full in cash of all Senior Indebtedness and all Senior Commitments shall have terminated pursuant to the respective terms and provisions of the Credit Documents:  (i) neither Trustee nor any Junior Lender shall exercise or otherwise assert any right or remedy in respect of any part of the Collateral or any Lien thereon; (ii) the sole right of Trustee with respect to the Collateral shall be to hold a Lien thereon to the extent granted pursuant to the Junior Credit Documents and to receive proceeds thereof remaining after such payment and termination; and (iii) without the prior written consent of Agent, neither Trustee nor any Junior Lender shall exercise any right Trustee may have under the Junior Credit Documents or under the UCC or other applicable law to deliver any notice to account debtors informing them of Trustee’s interest in any accounts of any Credit Party or directing such account debtors to make payments in any particular manner of amounts due in respect of any such account.

4.2           Cooperation.  Trustee agrees that, unless and until Agent and each Senior Lender shall have received indefeasible payment in full in cash of all Senior Indebtedness and all Senior Commitments shall have terminated pursuant to the respective terms and provisions of the Credit Documents, neither Trustee nor any Junior Lender will commence, or join with any creditor (other than Agent and/or the Senior Lenders) in commencing, any enforcement, collection, execution, levy or foreclosure proceeding with respect to any Lien held by it in, or otherwise with respect to, all or any part of the Collateral, including, without limitation, petitioning, filing or joining in any involuntary Proceeding pursuant to Section 303 of the Bankruptcy Code.

4.3           Certain Exercises.  The provisions of this Section 4 are intended to limit the enforcement of Trustee’s and Junior Lenders’ rights and remedies with respect to the Collateral or any Lien thereon for so long and to the extent set forth in Sections 4.1 and 4.2 hereof.  Nothing in this Section 4 is intended or shall be deemed or construed to prohibit Trustee or any Junior Lender from making any demand for payment or any declaration of acceleration with respect to the Junior Indebtedness or commencing any judicial or other action to collect (without enforcement of any Trustee’s rights and remedies with respect to all or any part of the Collateral or enforcement of any judgment lien on the Collateral so long as any Senior Indebtedness or Senior Commitment remains outstanding, and subject to the other provisions of this Agreement, including, without limitation, Sections 6 and 7 hereof) the Junior Indebtedness under the Junior Credit Documents.

SECTION 5.           Liquidation; Dissolution; Bankruptcy.  In the event of any Proceeding involving any Credit Party, or any sale, transfer or other disposition of all or substantially all of the assets of any Credit Party:

(a)           Trustee and the Junior Lenders agree that the Agent or the Senior Lenders may consent to the use of cash collateral or the provision of financing by Senior Lenders to Credit Parties on such terms and conditions and in such amounts as the Agent or the Senior Lenders, in their sole discretion, may decide and that, in connection with such use of cash collateral or such financing, as the case may be, each Credit Party (or a trustee appointed for the estate of any Credit Party) may grant to Agent, for the benefit of the Agent and the Senior Lenders, Liens on all of such Credit Party’s Property, which Liens: (i) shall secure payment, performance and observance of all Senior Indebtedness (whether such Senior Indebtedness arose prior to the commencement of any Proceeding or at any time thereafter); and (ii) shall be superior in priority to the Liens in favor of Trustee for the benefit of the Junior Lenders on any Property of any Credit Party; provided, however that Trustee does not hereby waive any right to seek adequate protection to the extent that holders of other Liens that are subject and subordinate to the Liens of the Senior Indebtedness are entitled to and obtain adequate protection.  Trustee for the benefit of the Junior Lenders agrees that it will not object to or oppose a sale or other disposition of any Property of any Credit Party securing all or any part of the Senior Indebtedness free and clear of Liens or other claims of Trustee or the Junior Lenders under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Senior Lenders have consented to such sale or disposition and the respective interests of Agent and Trustee attach to the proceeds thereof, subject in any event to the provisions hereof.  Trustee and the Junior Lenders agree to turn over to the Agent for the benefit of the Agent and the Senior Lenders any “adequate protection” of their interest in any Collateral that they receive in any Proceeding to the extent necessary to make whole Agent and Senior Lenders and agree that they will not seek to have the automatic stay lifted with respect to any Collateral, to appoint a Chapter 11 trustee under Section 1104 of the Bankruptcy Code or to convert or dismiss such Proceeding under Section 1112 of the Bankruptcy Code, in each case without the prior written consent of Agent or unless Agent seeks such relief.

(b)           Each of Agent and the Senior Lenders and Trustee and the Junior Lenders agree not to, directly or indirectly, take any action or vote in any way that would be in violation of, or inconsistent with, or result in a breach of, this Agreement or challenge or contest (i) the validity, perfection, priority or enforceability of any Lien held by Agent or any Senior Lender, or by Trustee or any Junior Lender, as the case may be, to secure the payment, performance or observance of all or any part of the Senior Indebtedness or Junior Indebtedness, respectively, (ii) the rights of Agent and Senior Lenders, or Trustee and Junior Lenders, as the case may be, set forth in any of the Credit Documents or Junior Credit Documents with respect to any such Lien, or (iii) the validity or enforceability of any of the Credit Documents or Junior Credit Documents or any term, condition or provision of this Agreement; provided, that nothing in this Section 5(b) is intended or shall be deemed or construed to limit in any way the ability of the Agent or Trustee, as the case may be, to enforce all of the terms and provisions of this Agreement.

(c)           Subject to the limitations set forth in this Agreement, Trustee may file proofs of claim and other pleadings and motions with respect to the Collateral in any Proceeding.  If a proper proof of claim has not been filed in the form required in such Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of Trustee.  In furtherance of the foregoing, Trustee hereby appoints Agent as its attorney-in-fact, with full authority in the place and stead of Trustee and full power of substitution and in the name of Trustee or otherwise, to execute and deliver any document or instrument that Trustee is required to deliver pursuant to this Section 5(c), such appointment being coupled with an interest and irrevocable.

(d)           Trustee shall execute and deliver to Agent all such instruments and other documentation confirming the above authorizations and all such proofs of claim, assignments of claim and other instruments and documentation, and shall take all such other action as may be reasonably requested by Agent to enforce such claims and carry out the intent of this Section 5.

SECTION 6.           Insurance and Condemnation.  Unless and until Agent and each Senior Lender shall have received indefeasible payment in full in cash of all Senior Indebtedness and all Senior Commitments shall have terminated pursuant to the respective terms and provisions thereof, (i) Trustee and the Junior Lenders agree that Agent shall have the sole and exclusive right to adjust settlement with respect to any insurance coverage for any Collateral and (ii) all proceeds of any insurance policy, and proceeds of any condemnation or similar proceeding, covering all or any part of the Collateral shall be paid to Agent for application pursuant to the Credit Agreement and other Credit Documents.  If Senior Lenders allow any portion of any proceeds of any insurance, condemnation or similar award with respect to any Collateral to be used by any Credit Party to repair or replace the Collateral affected, Trustee and the Junior Lenders agree to take promptly all action reasonably requested by Agent to permit such use.

SECTION 7.           When Proceeds Must Be Paid Over.  (a)  In the event any proceeds of Collateral are received by Trustee or any Junior Lender for application to the Junior Indebtedness at a time when such payment is not expressly permitted by the terms of this Agreement, such proceeds shall be received by such Person in trust for the benefit of Agent and Senior Lenders and such Person shall promptly turn over such proceeds to Agent (in the same form as received, with any necessary endorsement), for application (in the case of cash) to the payment of expenses of the Agent and the Senior Lenders then to, or as Collateral (in the case of non-cash Property or securities) for, the payment or prepayment of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in accordance with its terms.  In the event Trustee or any Junior Lender fails to provide any endorsement, as contemplated by the immediately preceding sentence, Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).  Upon indefeasible payment in full in cash of all Senior Indebtedness and termination of all Senior Commitments, any remaining proceeds of Collateral shall be delivered to the Trustee for application to the Junior Indebtedness in accordance with the Junior Credit Documents, except as otherwise required pursuant to applicable law.

(b)           All proceeds of Collateral received in connection with any Senior Enforcement Action shall be paid to Agent for application to the payment of Senior Indebtedness pursuant to the Credit Documents.  Upon indefeasible payment in full in cash of all Senior Indebtedness and termination of all Senior Commitments, any remaining proceeds of Collateral shall be delivered to Trustee for application to the Junior Indebtedness in accordance with the Junior Credit Documents, except as otherwise required pursuant to applicable law.

SECTION 8.           Subrogation.  Trustee and Junior Lenders hereby waive all rights of subrogation to the claims of Agent or any of the Senior Lenders against any Credit Party, and waive all rights of recourse to any security for any Senior Indebtedness, until such time as all Senior Indebtedness shall have been indefeasibly paid in full in cash and all Senior Commitments shall have terminated pursuant to the respective terms and provisions thereof; provided, that if any payment to Agent or any Senior Lender is rescinded as a result of a Proceeding or otherwise, the subrogation of Trustee and Junior Lenders as provided herein shall likewise be rescinded until all of the Senior Indebtedness is indefeasibly paid in full in cash.

SECTION 9.           No Impairment of Subordination.  No right of Agent or any Senior Lender to enforce the subordination of the Liens on Collateral securing all or any part of the Junior Indebtedness shall be impaired by any act or failure to act by any Credit Party or by its failure to comply with this Agreement.  Without limiting the generality of the foregoing, the rights of Agent and Senior Lenders under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by (a) any act or failure to act of any Credit Party, Trustee or Junior Lender, or any noncompliance by any Credit Party, Trustee or Junior Lender with any agreement or obligation, regardless of any knowledge thereof which Agent or any Senior Lender may have or with which Agent or any Senior Lender may be charged, (b) the validity or enforceability of any of the Credit Documents, (c) any extension or indulgence in respect of any payment or prepayment of the Senior Indebtedness or any part thereof or in respect of any other amount payable to Agent or any Senior Lender, (d) any permitted amendment, modification or waiver of any of the terms of the Credit Documents, (e) any exercise, delayed exercise or non-exercise by Agent or any Senior Lender of any right, power, privilege or remedy under or in respect of any Senior Indebtedness, the Collateral or this Agreement, (f) any other action or inaction by Agent or any Senior Lender permitted under the Credit Documents or this Agreement or (g) the absence of any notice to, or knowledge by, Trustee of the existence, creation or non-payment of all or any part of the Senior Indebtedness, or the occurrence of any of the matters or events set forth in the foregoing clauses (a) through (f), except as such notice shall be specifically required pursuant to the terms hereof.

SECTION 10.         Waivers and Consents of Trustee.  (a)  All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement and Trustee and Junior Lenders expressly waive (i) notice of acceptance by Agent or any Senior Lender of this Agreement, (ii) notice of the existence or creation or non-payment of all or any part of the Senior Indebtedness, (iii) all diligence in collection or protection of or realization upon all or any part of the Senior Indebtedness or any security therefor and any requirement that Agent or any Senior Lender protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any such Property and (iv) promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness.

(b)           Trustee agrees and consents that Agent and Senior Lenders may each, at any time and from time to time, in their sole discretion, without the consent of or notice to Trustee (except to the extent such notice or consent is specifically required pursuant to the provisions of this Agreement) or any Holder, without incurring responsibility to Trustee or any Holder, and without impairing or releasing the subordination provided for herein or the obligations of Trustee to Agent or any Senior Lender hereunder, amend, restate, supplement or otherwise modify the Credit Agreement or any of the other Credit Documents in any way whatsoever, including, without limitation, the following (i) shorten the final maturity of all or any part of the Senior Indebtedness, (ii) modify the amortization of the principal amount of all or any part of the Senior Indebtedness, (iii) increase the principal amount of Senior Indebtedness, or otherwise provide for additional advances, (iv) raise the standard or default per annum interest rates applicable to all or any part of the Senior Indebtedness, (v) impose any additional fees or penalties upon any Credit Party or increase the amount of or rate for any fees or penalties provided for with respect to the Senior Indebtedness, (vi) retain or obtain a Lien on any Property to secure any of the Senior Indebtedness, (vii) enter into new Credit Documents with any Credit Party or any of its direct or indirect subsidiaries with respect to the Senior Indebtedness, (viii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Indebtedness or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Senior Indebtedness or any of the Credit Documents with respect to the Senior Indebtedness, (ix) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Senior Indebtedness, (x) release any Person liable in any manner under or in respect of Senior Indebtedness or release or compromise any obligation of any nature of any Person with respect to any of the Senior Indebtedness, (xi) sell, exchange, not perfect its Liens on or otherwise deal with any Property at any time pledged, assigned or mortgaged to secure or otherwise securing, all or any part of the Senior Indebtedness, (xii) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any Property securing any Senior Indebtedness, or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such Property to the extent it relates to Senior Indebtedness, (xiii) amend, or grant any waiver or release with respect to, or consent to any departure from, any guaranty for all or any of the Senior Indebtedness, (xiv) exercise or refrain from exercising any rights against, and release from obligations of any type relating to Senior Indebtedness, any Credit Party or any other Person, (xv) apply any sums from time to time received to the Senior Indebtedness in such manner as such Person shall determine, and (xvi) otherwise manage and supervise the Senior Indebtedness as such Person deems appropriate under the circumstances.  Nothing in this Section shall limit the obligation of the Credit Parties to grant a second Lien to the Junior Lenders in any Property in which the Senior Lenders have a first Lien.

(c)           In the event Agent releases or agrees to release any of its Liens on all or any part of the Collateral (i) in connection with the sale thereof or in connection with a financing to be secured by such Collateral, so long as the Company represents to the Agent that the proceeds of such sale or financing shall be applied as provided in the Credit Documents or (ii) pursuant to any Senior Enforcement Action, Agent agrees to notify Trustee in writing thereof with such notice stating the portion of the Collateral to be released and further stating that such Collateral will be sold or financed free and clear of the Liens of Agent and Trustee (“Release Notice”).  Trustee acknowledges, confirms and agrees that upon Agent giving such a Release Notice to Trustee in accordance with Section 16 below, Trustee on behalf of the Holders and the other

Junior Lenders, shall be deemed to consent to such sale or other disposition under the Credit Documents and the Lien of Trustee on such Collateral shall be deemed to be, and shall be, automatically released and terminated contemporaneously with the release by Agent of its Lien thereon; provided that nothing in this Section shall limit the right of the Trustee to receive excess proceeds of Collateral after the repayment to the Senior Indebtedness in full in cash.  Trustee agrees that no further act or documentation shall be necessary to evidence the release and termination by Trustee of such Lien and the delivery of the Release Notice to Trustee and the release by Agent of its Lien on the Collateral shall be prima facie evidence of Trustee’s release and termination of its Lien upon such Collateral.  In the event that Agent requests Trustee to execute and deliver any formal release or termination of its Lien upon such Collateral, Trustee agrees to execute the same forthwith.  In furtherance of the foregoing, Trustee hereby appoints Agent as its attorney-in-fact, with full authority in the place and stead of Trustee and full power of substitution and in the name of Trustee or otherwise, to execute and deliver any document or instrument which Trustee is required to deliver pursuant to this Section 10(c), such appointment being coupled with an interest and irrevocable.

(d)           Each of Trustee and Agent hereby agrees to use its best efforts to give written notice to the other of any declaration of acceleration, event of default declared in writing by it or, in the case of Agent, commencement of any Senior Enforcement Action under the Credit Documents; provided, that failure to give any such notice shall not result in liability to Trustee or Agent, as the case may be, or modify in any way the terms and provisions of this Agreement and the obligations of the respective parties hereunder.  No party hereto shall have any obligation to cure any such default and any payment made or act done by any such party to cure any such default shall not constitute an assumption of the Credit Documents or Junior Credit Documents or any of the obligations thereunder.

(e)           Notwithstanding anything to the contrary contained herein, in the event that Agent releases its Liens on the Collateral as a result of the prior or concurrent indefeasible payment in full in cash of the Senior Indebtedness and termination of all Senior Commitments thereunder, Trustee shall not be obligated to release its Liens (nor be deemed to release its Liens as contemplated in Section 10(c)) on any Collateral remaining after giving effect to such payment and termination (and any sale, transfer or other disposition of Collateral occurring in connection therewith).

SECTION 11.         Marshaling.  Trustee and Junior Lenders hereby waive, to the fullest extent permitted by applicable law, any rights they may have under applicable law to assert the doctrine of marshaling or otherwise to require Agent or any Senior Lender to marshal any Property of any Credit Party for the benefit of Trustee or any Holder.

SECTION 12.         Waiver of Rights.  Each of Trustee and each Junior Lender hereby waives, to the fullest extent permitted by applicable law, any rights it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or any Senior Lender from taking, or refraining from taking, any action with respect to all or any part of the Collateral that is permitted under this Agreement.

SECTION 13.         Continuation of Subordination; Termination of Agreement.  This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until Senior Lenders shall have received indefeasible payment in full in cash of all Senior Indebtedness and all of the Senior Commitments shall have terminated pursuant to the respective terms and provisions of the Credit Documents; provided, that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded, avoided or must otherwise be returned by Agent or any Senior Lender upon the insolvency, bankruptcy or reorganization of any Credit Party, all as though such payment had not been made.

SECTION 14.         Specific Performance.  Agent and each Senior Lender, on the one hand, and Trustee and each Junior Lender, on the other hand, are hereby authorized to demand specific performance of the provisions of this Agreement, at any time when Trustee or any Junior Lender, on the one hand, or the Agent or any Senior Lender, on the other hand, shall have failed to comply with any term or provision hereof.  Each of Agent (on its behalf and on behalf of the Senior Lenders) and Trustee (on its behalf and on behalf of the Junior Lenders) hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

SECTION 15.         Further Assurances.  Each party hereto will, upon the written request of other party, from time to time execute and deliver or cause to be executed and delivered such further instruments and agreements and do or cause to be done such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement and to effectuate the terms of the Lien subordination and other provisions contemplated hereby.

SECTION 16.         Notices.  Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective parties as set forth below and may be personally delivered, sent by facsimile transmission or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if sent in person, when delivered; (b) if sent by facsimile transmission, on the date of such transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if sent by overnight courier, two days after delivery to such courier correctly addressed; or (d) if sent by mail, four business days after deposit in the United States mail, with postage prepaid and properly addressed:

If to Agent:	LaSalle Bank National Association
135 South LaSalle Street
Chicago, IL 60603
Attention: Sean Silver
FAX: (312) 904-9046

If to Trustee or any	Wilmington Trust Company
Junior Lender:	Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention: Corporate Trust Department
FAX: (302) 651-8882

or to such other address as the party addressed shall have previously designated by written notice to the other party given in accordance with this Section 16.

SECTION 17.         SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.  AGENT AND EACH SENIOR LENDER MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE CITY OF CHICAGO, ILLINOIS.  FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, EACH OF TRUSTEE AND EACH JUNIOR LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS.  EACH OF TRUSTEE AND EACH JUNIOR LENDER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SUCH COURTS BY MAILING A COPY THEREOF, BY CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT SUCH PERSON’S ADDRESS PURSUANT TO SECTION 16 HEREOF AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PERSON IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH PERSON.  NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHTS OF AGENT OR ANY SENIOR LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE AGENT OR ANY SENIOR LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION.  TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PERSON NOW OR HEREAFTER MAY HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 18.         JURY TRIAL.  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER OR UNDER ANY AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED OR WHICH MAY HEREAFTER BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY RELATIONSHIP ARISING HEREUNDER, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 19.         Successors and Assigns.  (a)  This Agreement shall be binding upon and inure to the benefit of Agent, on behalf of the Senior Lenders, the Trustee, on behalf of the Junior Lenders, and each of their respective successors, transferees and assigns.

(b)           Each Senior Lender may, from time to time, without notice to or consent of Trustee or any Holder, assign or transfer to any Person any or all of the Senior Indebtedness or any interest therein, and notwithstanding any such assignment or transfer, or any subsequent assignment or transfer thereof, the Senior Indebtedness shall be and remain Senior Indebtedness for purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Indebtedness, be entitled to rely upon and be a third party beneficiary of the subordination provided under this Agreement.

(c)           As used in this Agreement, the term “Credit Party” shall include any receiver, trustee, custodian or debtor in possession which is a successor to any Credit Party.

SECTION 20.         Governing Law.  This Agreement shall be construed and interpreted, and the right of the parties shall be determined, in accordance with the internal laws and decisions of the State of Illinois.

SECTION 21.         Legend.  Until indefeasible payment in full in cash of the Senior Indebtedness and termination of all Senior Commitments thereunder, each Note or other instrument evidencing any Junior Indebtedness shall bear upon its face the following legend:

ALL INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE SENIOR INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AGREEMENT, DATED AS OF JANUARY 11, 2002, AS THE SAME MAY BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, BY AND AMONG WILMINGTON TRUST COMPANY, AS TRUSTEE, LASALLE BANK NATIONAL ASSOCIATION, AS AGENT FOR THE SENIOR LENDERS, AND THE “CREDIT PARTIES” IDENTIFIED THEREIN, INCLUDING THE MAKER(S) OF THIS INSTRUMENT.

SECTION 22.         Entire Agreement; Amendments and Waivers.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof.  There are no other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein or contemplated hereby.  No amendment, modification or waiver of any of the provisions of this Agreement (including defined terms incorporated by reference from the Credit Agreement) shall be binding unless in writing and executed by Agent (with the prior written consent of the Required Lenders (as defined in the Credit Agreement)) and Trustee (with the prior written consent of the Holders of at least a majority in aggregate principal amount of the Notes).  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.  No delay on the part of Agent or any Senior Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent or any Senior Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.  For the purposes of this Agreement, Senior Indebtedness shall include all Senior Indebtedness, notwithstanding any right or power of any Credit Party or other Person to assert any claim or defense as to the invalidity or unenforceability of all or any part of the Senior Indebtedness, and no such claim or defense shall affect or impair the agreements and obligations of the respective parties hereto.

SECTION 23.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 24.         Invalidity.  In the event one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision of this Agreement.

SECTION 25.         Headings.  The headings of the several sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

SECTION 26.         Contractual Representative for Perfection; Actions with Respect to Collateral.  Trustee hereby appoints Agent as Trustee’s contractual representative solely for purposes of perfecting Trustee’s Liens on Collateral which is of a type such that perfection of a Lien thereon may be accomplished by possession thereof by Trustee to the extent possession thereof is taken by Agent.  In the event all Senior Indebtedness shall have been indefeasibly paid in full in cash and all Senior Commitments shall have been terminated pursuant to the respective terms and provisions thereof, Agent shall deliver to Trustee all Collateral remaining in Agent’s possession.

SECTION 27.         Credit Parties.  By signing this Agreement, the Credit Parties agree to the terms hereof.  They agree, however, that they are not beneficiaries of the Agreement herein between the Agent and the Senior Lenders, on the one hand, and the Trustee and the Junior Lenders, on the other hand, and cannot enforce such agreements.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been made and delivered as of the 11th day of January, 2002.

APCOA/STANDARD PARKING, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Executive Vice President, Chief Financial Officer, Treasurer

A-1 AUTO PARK, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

APCOA CAPITAL CORPORATION

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

CENTURY PARKING, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

EVENTS PARKING CO., INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

HAWAII PARKING MAINTENANCE, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

METROPOLITAN PARKING SYSTEM, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

S & S PARKING, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

SENTINEL PARKING CO. OF OHIO, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

SENTRY PARKING CORPORATION

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

STANDARD AUTO PARK, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

STANDARD PARKING CORPORATION

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

STANDARD PARKING CORPORATION IL

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

TOWER PARKING, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

VIRGINIA PARKING SERVICE, INC.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Vice President, Treasurer

APCOA BRADLEY PARKING COMPANY, LLC
By: APCOA/STANDARD PARKING, INC., ITS SOLE MEMBER

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Executive Vice President, Chief Financial Officer, Treasurer

APCOA LASALLE PARKING COMPANY, LLC
By: APCOA/STANDARD PARKING INC., ITS MANAGER

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Executive Vice President, Chief Financial Officer, Treasurer

EXECUTIVE PARKING INDUSTRIES, L.L.C.

By:	/s/ G. Marc Baumann
	Name:	G. Marc Baumann
	Title:	Treasurer

LaSalle Bank National Association, as Agent

By:	/s/ Sean P. Silver
Name:	Sean P. Silver
Title:	Vice President

Wilmington Trust Company,
as Trustee

By:	/s/ James D. Nesci
Name:	James D. Nesci
Title:	Authorizes Signer